Exhibit 23.3







INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
No. 333-8379 of Keebler Corporation on Form S-4 of our report dated May 15, 1996 on our audit of the financial statements of Sunshine Biscuits, Inc., appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Parsippany, New Jersey
October 2, 1996